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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-40633, 333-40631 and 333-77573 of Ameritrade Holding Corporation and subsidiaries on Form S-8 of our reports dated October 27, 1999 appearing in the Annual Report on Form 10-K of Ameritrade Holding Corporation and subsidiaries for the year ended September 24, 1999.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
December 21, 1999